Exhibit 1

AVISTA CORPORATION

First Mortgage Bonds,     % Series due

Underwriting Agreement

[                 ], 2003

[Names of representative[s]]

                                         ,

  As Representative[s] of the several Underwriters

named in Schedule I hereto,

[Address]

Ladies and Gentlemen:

Avista Corporation, a Washington corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (collectively, the “Underwriters”) for whom you are acting as representative[s] (in such capacity you shall hereinafter be referred to as the “Representative[s]”) an aggregate of $                 principal amount of the First Mortgage Bonds,         % Series due          (the “Securities”), as set forth in Schedule I hereto. The Securities are to be issued as an additional series of bonds under the Mortgage and Deed of Trust, dated as of June 1, 1939, between the Company and Citibank, N.A., as trustee (the “Trustee”), as amended and supplemented by various supplemental indentures including the                                  Supplemental Indenture, dated as of                  1, 2003. Such Mortgage and Deed of Trust, as so amended and supplemented, and such                              Supplemental Indenture are hereinafter called, respectively, the “Mortgage” and the “Supplemental Indenture”.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) (i) A registration statement on Form S-3 (File No. 333-106491) in respect of the Securities and certain other securities has been prepared and filed in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”); such registration statement has been declared effective by the Commission. Such registration statement, in the form in which it became effective and (including the exhibits thereto, but excluding the Statements of Eligibility in Form T-1) is hereinafter called the “Registration Statement”; and the prospectus relating to the Securities, in the form in which it was included in the Registration Statement at the time it became effective, as supplemented by the prospectus supplement containing the terms of the Securities and the terms of the offering thereof, in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”, and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of the Company, threatened by the Commission and no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by the Commission;

(ii) Pursuant to Rule 429 under the Act, the Prospectus will be used as a combined prospectus relating to the Registration Statement and to the registration statement filed by the Company with the Commission on November 5, 1997 (registration no. 333-39551) which, as subsequently amended, became effective on April 22, 1997. Unless the context otherwise requires, all references in this Agreement to the Registration Statement shall be deemed to include such prior registration statement;

(iii) Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date or the date thereof, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Prospectus.

(b) The Registration Statement, when it became effective, conformed, and any further amendments thereto, when they become effective, will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Prospectus and any amendments or supplements thereto, when filed with the Commission, will conform in all material respects to the requirements of the Act and the Trust Indenture Act;

(c) The Registration Statement, when it became effective, and any further amendments thereto when they become effective, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments and supplements thereto, when they are filed or transmitted for filing with the Commission and at the Time of Delivery, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this subsection (c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing by an Underwriter through the Representative[s] expressly for use in the Registration Statement, the Prospectus or any amendment or supplement to either thereof;

(d) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, and any further documents so filed and incorporated by reference, when they are filed with the Commission or become effective, as the case may be, (i) conformed and will conform in all material respects to the requirements of the Exchange Act or the Act, as the case may be, and the rules and regulations of the Commission thereunder and (ii) did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(e) Except as set forth in or contemplated by the Prospectus, (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (A) any material adverse change in or affecting the business, financial condition, shareholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole, or any development reasonably expected to result in such a material adverse change (in each case, a “Material Adverse Change”), (B) any transaction entered into by the Company or any subsidiary thereof which is material to the Company and its subsidiaries as a whole other than transactions in the ordinary course of business, and (C) any change in the capital stock or long-term debt of the Company or any of its subsidiaries (except for shares of common stock issued under the Company’s Dividend-Reinvestment and Stock Purchase Plan and employee stock plans and except for scheduled maturities of long-term debt) and (ii) neither the Company nor any of its subsidiaries has any contingent obligation which is material to the Company and its subsidiaries as a whole;

(f) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Washington, is duly qualified to do business and in good standing as a foreign corporation under the laws of the States of California, Idaho, Montana and Oregon, and has corporate and other power and authority and has all material required approvals and authorizations to own, lease and operate its properties, and to transact an electric and/or gas public utility business in such jurisdictions;

(g) Each of Avista Capital, Avista Energy, Inc. and Avista Advantage, Inc. is duly incorporated and validly existing in good standing under the laws of the State of Washington;

(h) The Securities have been duly and validly authorized and, when issued and delivered against payment therefor pursuant to this Agreement, and duly authenticated by the Trustee pursuant to the Mortgage (as defined below), will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally, by general principles of equity (whether asserted in an action in equity or at law) and by rules of law governing specific performance, injunction relief, foreclosure, receivership and other equitable remedies, and are entitled to the benefits provided by the Mortgage; the Securities will be substantially in the form previously delivered to the Representative[s]; and the Securities will conform in all material respects to the description thereof contained in the Prospectus;

(i) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable;

(j) The Mortgage has been duly authorized and the Mortgage (excluding the Supplemental Indenture) has been duly executed and delivered; when the Supplemental Indenture is duly executed, delivered and appropriately recorded, the Mortgage will constitute a valid and legally binding instrument, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally, by general principles of equity (whether asserted in an action in equity or at law) and by rules of law governing specific performance, injunction relief, foreclosure, receivership and other equitable remedies; and except, further, to the extent that the law of the jurisdictions in which the mortgaged property is located may limit or deny certain remedial provisions of the Mortgage; the Mortgage has been duly qualified under the Trust Indenture Act; and the Mortgage will conform in all material respect to the description thereof contained in the Prospectus;

(k) The Company has good and marketable title in fee simple to all of its real estate and fixed properties and good title to all of its other property, subject only (i) to the lien of the Mortgage, (ii) to leases of minor portions of the Company’s property to others for uses which do not interfere with the Company’s business; (iii) to leases of certain property of the Company not used in its utility business, (iv) to Excepted Encumbrances (as defined in the Mortgage) and (iv) to encumbrances, defects and irregularities customarily found in properties of like size and character, which, in the Company’s opinion, do not materially impair the use of the property affected thereby in the operation of the business of the Company; upon the due execution, delivery and appropriate recording of the Supplemental Indenture, the Mortgage will constitute, subject only to the exceptions enumerated immediately above, a valid first mortgage lien for the security of the Securities and all other bonds issued and presently outstanding thereunder on such properties, which include substantially all of the physical properties and franchises of the Company other than those expressly excepted;

(l) The description in the Mortgage of the properties intended to be subject to the Mortgage is adequate to constitute a lien thereon; and the Mortgage (excluding the Supplemental Indenture) has been duly and properly recorded in the proper offices of the respective counties in which the real estate and other physical properties of the Company are located, and the Supplemental Indenture will be so recorded forthwith, and no other recording or filing of the Mortgage is or will be necessary to maintain or perfect of record the lien thereof;

(m) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Mortgage and this Agreement and the consummation by the Company of the transactions herein and therein contemplated will not (i) violate the Company’s Restated Articles of Incorporation, as amended, or By-laws or (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any statute or, to the knowledge of the Company, any order, rule or regulation of any court or any federal or state regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which breach, violation or default referred to in this clause (ii) would individually, or in the aggregate, have, or would be reasonably expected to have, a material adverse effect on the business, financial condition, shareholders’ equity or results of operations of the Company and its subsidiaries considered as a whole (in each case, a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Mortgage, except the registration under the Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and such consents, approvals, authorizations, filings or registrations as may be required by the Washington Utilities and Transportation Commission (the “WUTC”), the California Public Utilities Commission (the “CPUC”), the Idaho Public Utilities Commission (the “IPUC”), the Public Service Commission of the State of Montana (the “MPSC”) and the Public Utility Commission of Oregon (the “OPUC”), in each case in the manner contemplated hereby;

(n) None of the Company, Avista Energy, Inc. and Avista Advantage, Inc. is currently in violation of its Restated Articles of Incorporation or By-laws, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for the performance or observance of any such obligation, agreement, covenant or condition that either (i) has been waived in accordance with the applicable agreement or (ii) would not result in a Material Adverse Effect;

(o) Other than as set forth in the Prospectus, neither the Company nor any of its subsidiaries (i) is in violation of any statute, or any rule, regulation, decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environmental or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (ii) does not own or operate any real property which to its knowledge is contaminated with any substance that is subject to any environmental laws, (iii) is not to its knowledge liable for any off-site disposal or contamination pursuant to any environmental laws, and (iv) is not subject to any claim relating to any environmental laws and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim, which, in the case of (i), (ii), (iii), or (iv), would reasonably be expected to result in a Material Adverse Effect;

(p) The statements set forth in the Prospectus under the caption “Description of the Bonds”, insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fairly present the information purported to be given;

(q) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(r) The Company is not, and, after giving effect to the offering and sale of the Securities, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; and

(t) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of         % of the principal amount thereof, plus accrued interest, if any, from                                          to the Time of Delivery hereunder, the principal amount of the securities set forth opposite the name of such Underwriter in Schedule I hereto.

3. Upon the authorization by the Representative[s] of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form to be deposited with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the global Securities to DTC or such custodian to be credited to the account of the Representative[s], for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefore by wire transfer of Federal (same day) funds. The Company will cause the certificates representing the Securities to be made available to the Representative[s] for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on                             , 2003 or such other time and date as the Representative[s] and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”;

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representative[s] and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by the Representative[s] promptly after reasonable notice thereof; to advise the Representative[s], promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative[s] with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Representative[s], promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representative[s] may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative[s] may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York business day succeeding the date of this Agreement, or as soon thereafter as may be reasonably practicable, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representative[s] may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representative[s] and upon their reasonable request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative[s] may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon their request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) covering a period of at least 12 months beginning after the later of (i) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (ii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations thereunder including Rule 158;

(e) During the period beginning from the date hereof and continuing to and including the later of (i) the completion of the distribution of the Securities, as shall be promptly notified to the Company by the Representative[s] upon such completion, but in no event shall such period exceed 90 days from the Time of Delivery, and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any debt securities of the Company that are substantially similar to the Securities, without the prior written consent of the Representative[s] (it being understood that this paragraph shall not prohibit the issuance of commercial paper or other debt securities with scheduled maturities of less than one year, debt securities issued in connection with any credit facility, or debt securities issued as collateral for other obligations);

(f) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(g) To obtain title insurance as of the Time of Delivery on terms reasonably acceptable to the Representative[s] and in accordance with all applicable laws and regulations, naming the Trustee (on behalf of the holders of all securities issued and outstanding under the Mortgage) as the insured (without any co-insurance exception), and in an amount not less than $                                 covering all real estate and improvements affixed thereto that are subject to the lien created by the Mortgage.

6. The Company hereby covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, any supplemental indenture under the Mortgage, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) any expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, if any; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with any supplemental indenture under the Mortgage and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters hereunder shall be subject, in the discretion of the Representative[s], to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative[s];

(b) There shall have been issued and there shall be in full force and effect, (i) appropriate orders of the WUTC, the IPUC and the OPUC permitting the issuance and sale of the Securities on the terms herein set forth or contemplated, and containing no provision reasonably unacceptable to the Representatives, it being understood that no such order in effect on the date of this Agreement contains any such unacceptable provision, and (ii) appropriate exemptive orders of the MPSC and the CPUC;

(c) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to the Representative[s] such written opinion or opinions, dated the Time of Delivery, with respect to the incorporation of the Company, the Mortgage, the Securities, the Registration Statement and the Prospectus, as well as such other related matters as the Representative[s] may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion or opinions, Sullivan & Cromwell LLP may rely, as to the incorporation of the Company and as to all other matters governed by Washington, California, Idaho, Montana or Oregon law, upon the opinion of Heller Ehrman White & McAuliffe LLP referred to below;

(d) David J. Meyer, Senior Vice President and General Counsel for the Company, shall have furnished to the Representative[s] his written opinion or opinions, dated the Time of Delivery, stating, in customary fashion, his belief as to the absence of material misstatements and omissions in the Registration Statement, as of its effective date, and the Prospectus, as of its date and as of the Time of Delivery;

(e) At the Time of Delivery, Heller Ehrman White & McAuliffe LLP and Dewey Ballantine LLP shall have furnished to the Representative[s] opinions, each dated as of the Time of Delivery, to the effect set forth in Exhibit A hereto;

(f) At the Time of Delivery, Deloitte & Touche LLP shall have furnished to the Representative[s] a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative[s];

(g) Except as set forth in or contemplated by the Prospectus, (i) since the respective dates as of which information is given in the Prospectus there shall not have been (A) any Material Adverse Change, (B) any transaction entered into by the Company or any subsidiary thereof which is material to the Company and its subsidiaries as a whole other than transactions in the ordinary course of business, or (C) any change in the capital stock or long-term debt of the Company or any of its subsidiaries (except for shares of common stock issued under the Company’s Dividend-Reinvestment and Stock Purchase Plan and employee stock plans and except for scheduled maturities of long-term debt) and (ii) neither the Company nor any of its subsidiaries shall have any contingent obligation which is material to the Company and its subsidiaries as a whole, the effect of which, in the case of any such event specified in clauses (i) or (ii) above, is in the reasonable judgment of the Representative[s] so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated in this Agreement or in the Prospectus;

(h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Pacific Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on any securities exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak of hostilities or the escalation of existing hostilities involving the United States or the declaration by the United States of a national emergency or war, or the occurrence of any other national or international calamity or crises or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in this clause (iv) in the reasonable judgment of the Representative[s], makes it impracticable or inadvisable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses; and

(k) The Company shall have furnished or caused to be furnished to the Representative[s] at the Time of Delivery certificates of officers of the Company satisfactory to the Representative[s] as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as the Representative[s] may reasonably request.

8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative[s] expressly for use therein and provided, further, that the Company shall not be liable to any Underwriter under this subsection in respect of any such loss, claim, damage or liability arising out of or based upon an untrue statement or alleged untrue statement in, or an omission or alleged omission from, any preliminary prospectus if (i) such Underwriter sold securities to a person to whom it delivered a copy of such preliminary prospectus, (ii) no copy of the Prospectus was delivered to such person with or prior to the written confirmation of the sale involved, (iii) the Company had previously furnished copies of the Prospectus in sufficient quantities and sufficiently in advance of the Time of Delivery to allow for the distribution thereof prior to the Time of Delivery and (iv) the defect in such preliminary prospectus was corrected in the Prospectus;

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative[s] expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred;

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnified party shall not, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any such pending or threatened action or claim;

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall, except as limited by subsection (c) above, be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint;

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act;

9. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, the Representative[s] may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative[s] do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representative[s] to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representative[s] notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representative[s] that it has so arranged for the purchase of such Securities, the Representative[s] or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which, in the reasonable judgment of the Representative[s], may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Securities;

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative[s] and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default;

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative[s] and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, or if the Underwriters elect not to consummate the Agreement due to the occurrence of any event specified in clauses (i), (iii) or (iv) of Section 7(i), the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if this Agreement is not consummated for any other reason, the Company will reimburse the Underwriters through the Representative[s] for all out-of-pocket expenses approved in writing by the Representative[s], including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, the Representative[s] shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representative[s].

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative[s] at                                                                                               , Attention:                                                  ; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Treasurer; Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us      counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that the acceptance by you of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in the Agreement Among Underwriters, a copy of which shall be submitted to the Company for examination, but without warranty on the part of the Representative[s] as to the authority of the signers thereof (other than the Representative[s]).

Very truly yours,

AVISTA CORPORATION

By:
Name:
Title:
Accepted as of the date hereof:

By:
Name:
Title:

On behalf of each of the Underwriters

Schedule I

Underwriter	Principal Amount of Securities to be Purchased
[ ]	$	[	]
[ ]		[	]
[ ]		[	]

Total	$	[	]

19